EXHIBIT 99.1

Wish Reports Fourth-Quarter and Fiscal Year 2022 Financial Results

SAN FRANCISCO—(BUSINESS WIRE)—February 23, 2023—ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH), one of the largest mobile ecommerce platforms, today reported its financial results for the quarter and fiscal year ended December 31, 2022.

Fourth-Quarter Fiscal 2022 Financial Highlights

•
Revenues: Revenues were $123 million, a decrease of 57% YoY
o
Core Marketplace revenues were $36 million, down 74% YoY
o
Product Boost revenues were $10 million, down 64% YoY
o
Logistics revenues were $77 million, down 37% YoY
•
Net Loss: Net Loss was $110 million, compared to a net loss of $58 million in the fourth quarter of fiscal 2021
o
Net Loss per share was $0.16, compared to a loss of $0.09 per share in the fourth quarter of fiscal 2021
•
Adjusted EBITDA: Adjusted EBITDA(1) was a loss of $95 million, compared to a loss of $23 million in the fourth quarter of fiscal 2021
•
Cash Flow: Cash flows from operating activities were negative $109 million
o
Free Cash Flow(1) was negative $109 million, compared to negative $50 million in the fourth quarter of fiscal 2021

“Despite a dynamic and challenging macroeconomic environment, 2022 was a productive year for Wish as we continued the journey of transformation we initiated a year ago. While we are still in the early stages of the turnaround, I’m energized to see the tremendous progress across each of the foundational pillars," said Joe Yan, Wish CEO. “As we enter fiscal year 2023, there remains much work to be done to put us back on the path to profitability and sustainable growth. We intend to maintain a disciplined cash flow and a relentless focus on unit economics to retain a solid financial foundation that will allow us to effectively maximize the business opportunities ahead."

Yan concluded, "As we continue on our journey of transformation, we have recently made the tough decision to reduce our global workforce to support our business prioritization initiatives, better align resources, and improve operational efficiencies."

First Quarter Fiscal 2023 Financial Guidance

•
Adjusted EBITDA: Adjusted EBITDA(2) is expected to be a loss in the range of $70 million to $80 million.

Fourth Quarter and Fiscal Year Ended 2022 Consolidated Financials

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue

(in millions, except percentages; unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	YoY%	2022	2021	YoY%
Core marketplace revenue	$36	$139	(74)%	$220	$1,177	(81)%
ProductBoost revenue	10	28	(64)%	46	165	(72)%
Marketplace revenue	46	167	(72)%	266	1,342	(80)%
Logistics revenue	77	122	(37)%	305	743	(59)%
Revenue	$123	$289	(57)%	$571	$2,085	(73)%

Other Financial Data

(in millions, except percentages; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$(110)	$(58)	$(384)	$(361)
% of Revenue	(89)%	(20)%	(67)%	(17)%
Adjusted EBITDA(1)	$(95)	$(23)	$(288)	$(199)
% of Revenue	(77)%	(8)%	(50)%	(10)%

Forward Looking Guidance - First Quarter Fiscal 2023
(in millions, except percentages, unaudited)

We expect the following financial results for Adjusted EBITDA in the period presented below:

	Three Months Ended
	March 31, 2023
Adjusted EBITDA(2)	$(70)	to	$(80)
% YoY	(75)%		(100)%

(1)
Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”
(2)
Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for Adjusted EBITDA within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to stock-based compensation and income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's Class A common stock.

Conference Call & Webcast Information

Information about Wish’s financial results, including a link to the live webcast and replay will be made available on the company’s investor relations website at https://ir.wish.com. The live conference call may be accessed by registering using this online form. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one-time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; lease impairment related expenses; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. We also provide Free Cash Flow, a non-U.S. GAAP financial measure that represents net cash used in operating activities less purchases of property and equipment. We believe that Free Cash Flow is an important measure since we use third parties to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. The reconciliation between net cash used in operating activities and Free Cash Flow is provided below. Free Cash Flow has limitations as an analytical measure, and you should not consider it in isolation or as a substitute for analysis of our net cash used in operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook including expectations with respect to adjusted EBITDA, expectations regarding new business strategies, the anticipated return on our investments and their ability to drive future growth and capitalize on related opportunities, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to acquire new users and engage existing users; our ability to promote, maintain, and protect our brand and reputation and offer a compelling user experience; the effectiveness of our CEO transition; the continued services of members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; the risk of merchants on our platform using unethical or illegal business practices or if our policies and practices with respect to such sales are perceived or found to be inadequate; the success of our execution on new business strategies; competition in our market and industry; the ongoing COVID-19 pandemic; global conflicts, including the Russian invasion of Ukraine; economic tension between the United States and China; supply chain issues; increasing requirements on collection of sales and value added taxes; significant disruption in service on our platform or in our computer systems; litigation matters; and material weaknesses in our internal control over financial reporting and the effectiveness of our internal controls generally. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Wish assumes no obligation and does not intend to update these estimates prior to filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

A Note About Metrics

The numbers for some of our metrics, including MAUs and LTM Active Buyers, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	As of December 31,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$506	$1,009
Marketable securities	213	150
Funds receivable	14	17
Prepaid expenses and other current assets	44	48
Total current assets	777	1,224
Property and equipment, net	9	17
Right-of-use assets	9	18
Marketable securities	—	17
Other assets	4	7
Total assets	$799	$1,283
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53	$67
Merchants payable	120	185
Refunds liability	6	23
Accrued liabilities	130	174
Total current liabilities	309	449
Lease liabilities, non-current	13	16
Total liabilities	322	465
Stockholders’ equity	477	818
Total liabilities and stockholders’ equity	$799	$1,283

ContextLogic Inc.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$123	$289	$571	$2,085
Cost of revenue(1)	97	169	405	977
Gross profit	26	120	166	1,108
Operating expenses:
Sales and marketing(1)	73	89	254	1,102
Product development(1)	40	51	194	208
General and administrative(1)	30	44	116	165
Total operating expenses	143	184	564	1,475
Loss from operations	(117)	(64)	(398)	(367)
Other income, net:
Interest and other income, net	5	5	15	16
Loss before provision for income taxes	(112)	(59)	(383)	(351)
Provision for income taxes	(2)	(1)	1	10
Net loss	(110)	(58)	(384)	(361)
Net loss per share, basic and diluted	$(0.16)	$(0.09)	$(0.57)	$(0.57)
Weighted-average shares used in computing net loss per share, basic and diluted	688	648	672	629

(1) Includes the following stock-based compensation expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cost of revenue	$3	$5	$7	$20
Sales and marketing	1	2	6	12
Product development	9	13	50	59
General and administrative	6	17	9	50
Total stock-based compensation	$19	$37	$72	$141

ContextLogic Inc.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(110)	$(58)	$(384)	$(361)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash inventory write downs	—	1	3	13
Depreciation and amortization	1	2	6	9
Noncash lease expense	1	1	6	11
Impairment of lease assets and property and equipment	—	—	11	—
Stock-based compensation expense	19	37	72	141
Other	3	4	—	4
Changes in operating assets and liabilities:
Funds receivable	(1)	10	3	66
Prepaid expenses, other current and noncurrent assets	(3)	24	(1)	54
Accounts payable	(3)	(3)	(13)	(367)
Merchants payable	(1)	(31)	(65)	(269)
Accrued and refund liabilities	(13)	(32)	(49)	(213)
Lease liabilities	(2)	—	(8)	(11)
Other current and noncurrent liabilities	—	(4)	(3)	(28)
Net cash used in operating activities	(109)	(49)	(422)	(951)
Cash flows from investing activities:
Purchases of property and equipment and development of internal-use software	—	(1)	(2)	(2)
Purchases of marketable securities	(65)	(64)	(368)	(299)
Sales of marketable securities	—	—	—	50
Maturities of marketable securities	103	46	321	248
Other	—	—	2	—
Net cash provided by (used) in investing activities	38	(19)	(47)	(3)
Cash flows from financing activities:
Proceeds from issuance of common stock through employee equity incentive plans	—	7	1	13
Payments of taxes related to RSU settlement and cashless exercise of stock options	(13)	—	(23)	(5)
Other	—	—	—	(1)
Net cash used in financing activities	(13)	7	(22)	7
Foreign currency effects on cash, cash equivalents and restricted cash	3	—	(14)	—
Net decrease in cash, cash equivalents and restricted cash	(81)	(61)	(505)	(947)
Cash, cash equivalents and restricted cash at beginning of period	594	1,079	1,018	1,965
Cash, cash equivalents and restricted cash at end of period	$513	$1,018	$513	$1,018
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$506	$1,009	$506	$1,009
Restricted cash included in prepaid and other current assets in the consolidated balance sheets	7	9	7	9
Total cash, cash equivalents and restricted cash	$513	$1,018	$513	$1,018
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$6	$6	$10
Supplemental noncash investing activities:
Stock-based compensation capitalized in development of internal-use software	$—	$1	$—	$1

ContextLogic Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(in millions, except percentages)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$123	$289	$571	$2,085
Net loss	(110)	(58)	(384)	(361)
Net loss as a percentage of revenue	(89)%	(20)%	(67)%	(17)%
Excluding:
Interest and other income, net	(5)	(5)	(15)	(16)
Provision for income taxes	(2)	(1)	1	10
Depreciation and amortization	1	2	6	9
Stock-based compensation expense and related employer payroll taxes(1)(2)	19	39	74	150
Lease termination and impairment related expenses	—	—	—	6
Restructuring and other discrete items(3)	—	—	29	—
Recurring other items(4)	2	—	1	3
Adjusted EBITDA	(95)	(23)	(288)	(199)
Adjusted EBITDA margin	(77)%	(8)%	(50)%	(10)%

(1)
Total amounts for the three months ended December 31, 2022 and 2021 consisted of $19 million of stock-based compensation and $37 million of stock-based compensation expense plus $2 million of related employer payroll taxes, respectively. Total amounts for the year ended December 31, 2022 and 2021 consisted of $72 million of stock-based compensation expense plus $2 million of related employer payroll taxes and $141 million of stock-based compensation expense plus $9 million of related employer payroll taxes, respectively.
(2)
Total stock-based compensation and related employer payroll taxes for the year ended December 31, 2022 decreased by $76 million compared to the year ended December 31, 2021 primarily due to forfeitures driven by the resignation of Mr. Szulczewski from his former position as CEO, reductions to the Company’s workforce as part of the Company’s Restructuring Plan, and modifications to the Company’s former Executive Chair’s equity awards. These reductions were partially offset by the acceleration of Mr. Talwar's equity awards upon his termination from his position as CEO.
(3)
Total amount for the year ended December 31, 2022 included a $15 million one-time discretionary cash bonus paid to select employees to cover their respective tax obligations triggered by the settlement of their RSUs that vested upon the Company’s initial public offering as well as restructuring charges consisting of $3 million of severance and other personnel reduction costs and $11 million in impairment of lease assets and property and equipment.
(4)
Total amount represents recurring income originating from contractual agreements with third parties, which is included within interest and other income, net within the consolidated statements of operations.

ContextLogic Inc.

Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31,
	2022	2021	2022	2021
Net cash used operating activities	$(109)	$(49)	$(422)	$(951)
Less:
Purchases of property and equipment and development of internal-use software	—	1	2	2
Free Cash Flow	$(109)	$(50)	$(424)	$(953)

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media contacts:

Carys Comerford-Green, Wish

press@wish.com